Exhibit 99.1


Aegis Assessments, Inc. Closes $5 Million Private Placement
Scottsdale, Ariz.
Aegis Assessments, Inc.
Richard Reincke, 480-778-9140 ext. 104
Richard@aegiscorporate.com
www.aegiscorporate.com

Scottsdale-based homeland defense contractor Aegis Assessments, Inc. (OTCBB:AGSI) announced today that it has closed a $5 million private placement of Aegis common stock. As part of the financing, Aegis issued 5 million shares of its common stock to accredited investors in exchange for $5 million of US Treasury Bonds, which was the first in a series of steps to facilitate a possible listing on the American Stock Exchange(R) (AMEX) for the company's common stock. Cogent Capital Corp. facilitated the closing of the transaction.

The details of the financing and certain related transactions are explained in greater detail in the company's current Report on Form 8-K filed with the Securities and Exchange Commission concurrently with the issuance of this press release.

Aegis CEO Eric Johnson said, "We're pleased to bring in long-term investors who didn't require registration rights. This financing is crucial to our dual strategy of moving our company toward a listing on the American Stock Exchange(R) as we move aggressively to market our products to the public and private sectors."

Cogent Capital President Greg Kofford said, "We're very excited to be working with Aegis to execute the company's business plan and make progress toward the achievement of the company's long-term goals. With the increased emphasis on interoperable communications for first responders, I think the company is in the right market at the right time."

As a self-regulating organization, the AMEX (www.amex.com) maintains extraordinary integrity. By combining a specialist-based auction market with state-of-the-art trading technology -- the foundation of a fair, efficient and accountable marketplace -- all trades are executed swiftly, with reliability, accuracy and transparency.

The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock issued have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About Cogent Capital Corp.

Established in 1995, Cogent Capital is a boutique investment banking firm that focuses primarily on helping small companies continue to grow and expand. For more information, please visit www.cogent-capital.com.

About Aegis Assessments, Inc.

Through the SafetyNet(TM) line of products, Aegis provides wireless security solutions to public safety agencies and commercial security companies for homeland security and life safety applications. Integrating emergency and life safety systems available to the public and private sectors is the new challenge in homeland security that the company's products and technologies address.

Forward-Looking Disclaimer

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to (i) the possible listing of Aegis common stock on the American Stock Exchange and (ii) the assertion that Aegis is in the right market at the right time. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Aegis to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and Aegis' business generally include but are not limited to (i) the Company's inability to satisfy the listing requirements of AMEX or any other exchange or quotation system; (ii) the success of existing competitors and the introduction of new competitors in the market; (iii) risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended July 31, 2004; and (iv) other factors that Aegis is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.